Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SeqLL Inc. of our report dated March 30, 2021, relating to the consolidated financial statements of SeqLL Inc., appearing in the Registration Statement (No-333-254886) on form S-1, as amended, and related Prospectus of SeqLL Inc.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 17, 2022